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                                                                     Exhibit 1.1

                                2,800,000 SHARES

                          TRANSKARYOTIC THERAPIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               December 12, 2001
SG COWEN SECURITIES CORPORATION
DEUTSCHE BANC ALEX. BROWN
PACIFIC GROWTH EQUITIES, INC.
LEERINK SWANN & CO.
   As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York 10005

Dear Sirs:

1. INTRODUCTORY. Transkaryotic Therapies, Inc., a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,800,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. The aggregate of 2,800,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock". The Company also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 420,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock". SG Cowen Securities Corporation ("SG Cowen"), Deutsche Banc Alex. Brown, Pacific Growth Equities, Inc. and Leerink Swann & Co. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

         (a) A registration statement on Form S-3 (File No. 333-51772) (the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission of which the Company has not advised you; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included

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         in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus with respect to the offering of the Stock to be filed with the Commission pursuant to Rule 424(b) under the Securities Act and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; and such final prospectus is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be, any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statements. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

         (b) The Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements (other than the prospectus filed with the Commission on June 26, 2001 (the "June Prospectus")) to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto other than the June Prospectus) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto (other than the June Prospectus) in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

         (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents as of such dates contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission , as the case may be, will conform in all material

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         respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from any such document so filed after the date hereof in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

         (d) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (it being understood that some or all of the foregoing statements may not be applicable to the Company's Swedish subsidiary as a matter of Swedish law), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporations, associations or other entities, except such corporations as are set forth on the Company's Form 10-K for the year ended December 31, 2000, including the exhibits thereto or such corporations ("Insignificant Subsidiaries") as would not be required to be listed as a subsidiary under Item 601 of Regulation S-K).

         (e) This Agreement has been duly authorized executed and delivered by the Company.

         (f) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

         (g) The Company's authorized capital stock consists of 10,000,000 shares of Preferred Stock, of which 10,000 shares have been designated as Series A Convertible Preferred Stock, and 1,000,000 shares have been designated as Series B Junior Participating Preferred Stock, and 100,000,000 shares of Common Stock, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

         (h) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Prospectus and except with respect to TKT Europe 5S AB or any Insignificant Subsidiary, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         (i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture,

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         mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except such conflicts, breach, violation or default which, singularly or in the aggregate, would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

         (j) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

         (k) Ernst & Young LLP, who have expressed their opinions on the audited financial statements included or incorporated by reference in the Registration Statements and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (l) The financial statements, together with the related notes, included or incorporated by reference in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus.

         (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock (excluding stock option grants and the exercise of stock options) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

         (n) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings that would reasonably be expected to have a Material Adverse Effect are threatened or contemplated by governmental authorities or threatened by others.

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         (o)      Neither the Company nor any of its subsidiaries (i) is in
         violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

         (p) Except as described in the Prospectus, the Company and each of its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including, licenses, pharmacy licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the Food and Drug Administration ("FDA"), necessary to conduct its business as described in the Prospectus; the Company is in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

         (q) The Company is not, and after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus, will not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

         (r) Neither the Company nor, to the Company's knowledge, any of its officers, directors or affiliates, has taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

         (s) To the knowledge of the Company, the Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing, that would reasonably be expected to result in a Material Adverse Effect. Except as described in the Prospectus, the Company does not believe that it or any of its subsidiaries infringes any valid patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any other person known to the Company which would reasonably be expected to have a Material Adverse Effect (it being understood that the Company is not representing that no person will make a claim against the Company or its subsidiaries alleging the

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         infringement by the Company or its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property or franchise right or as to the outcome of any claim that may be made). Except as described in the Prospectus, to the knowledge of the Company, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

         (t) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

         (u) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. The Company is not aware that any employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary, which termination would reasonably be expected to have a Material Adverse Effect.

         (v) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or would be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto any of the property now or previously owned or leased by the Company or any of its subsidiaries or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

         (w) The Company and its subsidiaries each (i) have filed all federal, state and foreign income and franchise tax returns required to be filed, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable (other than matters, if any, which the Company is contesting in good faith), and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the Company's knowledge, proposed against it which would reasonably be expected to have a Material Adverse Effect.

         (x) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries with products in a similar stage of development.

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         (y)      There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects.

         (z) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or 5% stockholders of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

         (aa) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

         (bb) Neither the Company nor any of its subsidiaries own any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Company's securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

         (cc) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

         (dd) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (ee) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Stock Market's National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

         (ff) To the knowledge of the Company, the human clinical trials conducted by the Company or in which the Company has participated that are described in, or incorporated by reference into, the Prospectus, or the results of which are referred to in, or incorporated by reference into, the Prospectus were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in, or incorporated by reference into, the Prospectus are accurate in all material respects. The Company has not received

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         any notices or correspondence from the FDA or any other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in, or incorporated by reference into, the Prospectus or the results of which are referred to in, or incorporated by reference into, the Prospectus.

         (gg) The Company meets the requirements of National Association of Securities Dealers Conduct Rule 2710(b)(7)(C)(i).

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying 2,800,000 shares of Firm Stock by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock.

         The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $37.05 per share (the "Purchase Price").

         The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company, all at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on December 18, 2001, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

         The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

         For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company and for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the

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Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

         The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates".)

         The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company, all at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

         The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

(4) FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

         (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus prior to the Option Closing Date to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

         (b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

         (c) The Company will furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         (d) The Company will deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York time, on the business day following the date of such amendment or supplement) and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

         (e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
         Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

         (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; PROVIDED that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

         (g) During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed by the Company with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted, in each case other than such documents as are available on the internet.

         (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen other than: (i) the Company's sale of the Stock hereunder and the issuance of shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options or warrants, or rights pursuant to The Rights Agreement dated December 13, 2000 by and between the Company and Equiserve Trust Company, N.A. or upon the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof, or (ii) the issuance by the Company of shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement, provided that each recipient of shares pursuant to this clause (ii) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection. The Company will cause each executive officer and director of the Company to furnish to the Representatives, prior to the Closing Date, a letter, substantially in the form of Exhibit I hereto, containing so-called lock-up provisions.

         (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

         (j) Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any monthly periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (k) Prior to the First Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

         (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will use its best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock, except in compliance with Regulation M; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

         (m) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds".

5.       PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay
(a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus any amendments and exhibits thereto or any document incorporated by reference therein the costs of printing, reproducing and distributing the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters);
(g) all fees and expenses of the registrar and transfer agent of the Stock; and
(h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); PROVIDED that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to each of the following additional terms and conditions:

         (a) No stop order suspending the effectiveness of either the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a).

         (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto (other than the June Prospectus) contains an untrue statement of a fact which, in the written opinion of counsel for the Underwriters, is material or omits to state any fact which, in the written opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) Hale and Dorr LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

                  (ii) The Company's authorized capital stock consists of 10,000,000 shares of Preferred Stock, of which 10,000 shares have been designated as Series A Convertible Preferred Stock, and 1,000,000 shares have been designated as Series B Junior Participating Preferred Stock, and 100,000,000 shares of Common Stock, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus.

                  (iii) The Stock has been duly and validly issued and, when issued and delivered to the Underwriters against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable.

                  (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any Material Contract (as defined below).

                  (v) This Agreement has been duly authorized, executed and delivered by the Company.

                  (vi) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (a "Material Contract") to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, which has been filed as an exhibit to the Registration Statement or as an exhibit to any report filed under the Exchange Act that has been incorporated by reference in the Prospectus, nor will such actions result in any violation of the Charter or by-laws of the Company or of any of its United States subsidiaries or any Federal or Massachusetts statute, rule or regulation, or any order known to such counsel of any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                  (vii) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or any Federal or Massachusetts governmental agency or body is required for the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                  (viii) The statements in the Prospectus under the heading "Description of Common and Preferred Stock" and "Plan of Distribution" in so far as they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.

                  (ix) To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries are a party or any such proceedings known to such counsel which are threatened or contemplated against the Company or any of its subsidiaries that are required to be described in the Registration Statement or Prospectus which are not described as required, and, to such counsel's knowledge, there are no contracts or other documents that are required to be filed as exhibits to the Registration Statement which are not filed as required.

                  (x) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

                  (xi) The Registration Statements, as of the respective effective dates and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data, including notes and schedules, contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  (xii) To such counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

                  (xiii) The Company is not an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

                  Such counsel shall also state, without passing upon or assuming any responsibility for the accuracy or completeness of the statements contained in any of the following documents that nothing has come to their attention that has led them to believe (a) that, as of the effective date of the Registration Statement, the Registration Statement (or as of its date, any amendment or supplement thereto (other than the June Prospectus) made by the Company prior to the date of such opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of its date, the Prospectus as amended or supplemented (other than the June Prospectus) or any further amendment or supplement thereto made by the Company prior to the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of the Closing Date, the Registration Statement as amended contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (d) that, as of the Closing Date, the Prospectus as amended or supplemented (other than the June Prospectus) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such counsel need express no belief as to (a) the financial statements, including the notes and schedules thereto, or any financial data set forth or referred to in the Registration Statement or the Prospectus as amended or supplemented (other than the June Prospectus), (b) any matters arising under the published rules, regulations and policies of the FDA or any other federal statute or regulation governing the provision of drug administration, and (c) any matters arising under state statues and regulations governing the provision of drug administration. Such counsel may note that, with respect to the foregoing statement, such counsel does not serve as the Company's patent or regulatory counsel.

         (e) Intellectual property counsel and regulatory counsel shall have furnished to the Representatives such counsels' written opinions, as counsels to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to such effect as the Underwriters have previously specified to the Company

         (f) The Representatives shall have received from Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

         (g) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

         (h) On the Closing Date, the Representatives shall have received a letter (the "bring-down letter") from Ernst & Young LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g).

         (i) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its chief financial officer stating that he has carefully examined the Registration Statement and certifying on behalf of the Company that (i) the Registration Statements as of their respective effective dates and the Prospectus, as of each date thereof, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus but was not so stated, (iii) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

         (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since such date there shall not have been any change in the capital stock (other than stock option grants and any exercises of stock options) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

         (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock.

         (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company's debt securities.

         (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

         (n) The National Market System shall have approved the Stock for quotation, subject only to official notice of issuance.

         (o) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the executive officers and directors of the Company.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representative and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and , each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto (other than the June Prospectus) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto (other than the June Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representative and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon
         (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto (other than the June Prospectus) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

         (c)      Promptly after receipt by an indemnified party under this
         Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under
         Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriter's Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 6(i), 6(k) or 6(m) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the

Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

         If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Head of Equity Capital Markets (fax: 212-482-8154), with a copy to the Legal Department (fax: 212-278-7995); provided, however, that any other notice to an Underwriter pursuant to Section 7 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by SG Cowen upon request ;

         (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Transkaryotic Therapies, Inc. Attention:
         Daniel E. Geffken, Chief Financial Officer.

         Any such statements, requests, notices and agreements shall take effect at the time of receipt.

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: the statements concerning the Underwriters contained in the third paragraph under the table in the section called "Underwriting."

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                           [SIGNATURES ON NEXT PAGE.]

                    Signature Page to Underwriting Agreement


         If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                                Very truly yours,

                                                TRANSKARYOTIC THERAPIES, INC.


                                                By: /s/ Richard F Selden
                                                    -------------------------
                                                    Name: Richard F Selden
                                                    Title:




Accepted as of the date first above written:

SG COWEN SECURITIES CORPORATION
DEUTSCHE BANC ALEX. BROWN
PACIFIC GROWTH EQUITIES, INC.
LEERINK SWANN & CO.

     Acting on their own behalf and as the Representatives of the several Underwriters referred to in the foregoing
     Agreement


     By: SG COWEN SECURITIES CORPORATION


         By: /s/ John Dunphy
             ----------------------------
             Authorized Signatory

                                   SCHEDULE A

                                   Number of Firm Shares    Number of Optional
Name                                  to be Purchased     Shares to be Purchased
----                                  ---------------     ----------------------

SG Cowen Securities Corporation          1,260,000                189,000

Deutsche Banc Alex. Brown                 980,000                 147,000

Pacific Growth Equities, Inc.             420,000                 63,000

Leerink Swann & Co.                       140,000                 21,000
                                          -------                 ------

TOTALS                                   2,800,000                420,000

                                    EXHIBIT I

                           [Form of Lock-Up Agreement]

                                                               _________, 2001


SG Cowen Securities Corporation
Deutsche Banc Alex. Brown
Pacific Growth Equities, Inc.
Leerink Swann & Co.
   As Representatives of the
   several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York  10005

Re:  Transkaryotic Therapies, Inc. Shares of Common Stock

Dear Sirs:

         In order to induce SG Cowen Securities Corporation ("SG Cowen"), Deutsche Banc Alex. Brown, Pacific Growth Equities, Inc. and Leerink Swann & Co. to enter into a certain underwriting agreement (the "Underwriting Agreement") with Transkaryotic Therapies, Inc., a Delaware corporation (the "Company"), with respect to the public offering (the "Offering") of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), the undersigned hereby agrees that for a period of ninety (90) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (the "Securities Act")) or securities convertible into or exercisable or exchangeable into Common Stock (the "Company Securities").

         The foregoing paragraph shall not apply to the sale of up to an aggregate of fifty thousand (50,000) shares of Common Stock (subject to adjustment for stock splits, stock dividends, combinations and similar recapitalizations) by officers and directors of the Company who have signed a lock-up agreement pursuant to the Underwriting Agreement in connection with the Offering, the allocation of such shares among such officers and directors to be determined by the Company in its sole discretion.

         Notwithstanding the foregoing, the undersigned may transfer Company Securities (a) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (c) with the consent of the Company in accordance with the provisions of the second paragraph of this Agreement, or (d) with the prior written consent of SG Cowen. For purposes of this Agreement, the term "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

         This Agreement shall automatically terminate on December 21, 2001 in the event that no shares of Common Stock have been purchased and paid for pursuant to the Underwriting Agreement on or prior to such date.

                                              [Signatory]

                                              By:_____________________________
                                              Name:
                                              Title: